PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION RELEASES 3RD QUARTER 2017 EARNINGS

•	GAAP EARNINGS OF $0.69 PER COMMON SHARE

•	CORE EARNINGS(1) OF $0.62 PER COMMON SHARE

•	GAAP BOOK VALUE OF $16.92 PER COMMON SHARE

•	ADDED $783 MILLION OF RESIDENTIAL MORTGAGE LOANS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the third quarter ended September 30, 2017. The Company’s third quarter 2017 GAAP net income was $129.8 million or $0.69 per common share. Core earnings(1) for the third quarter of 2017 was $116.3 million or $0.62 per common share. Economic return on book value for the quarter was 5.3%.(2) During the quarter the Company purchased approximately $783 million in loans which brings loan purchases for the year to $5.8 billion. The Company sponsored one mortgage loan securitization for $783 million and incurred $3.4 million in securitization deal related expenses.

"Chimera's seasoned mortgage loan portfolio and securitizations continue to grow" said Matthew Lambiase, Chimera's CEO and President. "We believe that residential mortgage credit offers some of the best risk adjusted returns in the fixed income market and the further development of this portfolio is central to our strategy of generating a steady, attractive stream of dividend income for our shareholders."

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share for the quarter plus the quarterly dividend declared per common share.

Note: All per common share amounts presented on a diluted basis.

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in real estate finance. We were incorporated in Maryland on June 1, 2007 and commenced operations on November 21, 2007. We invest, either directly or indirectly through our subsidiaries, in RMBS, residential mortgage loans, Agency CMBS, commercial mortgage loans, real estate-related securities and various other asset classes. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Please visit www.chimerareit.com and click on Investor Relations for additional information about us.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
	September 30, 2017	December 31, 2016
Assets:
Cash and cash equivalents	$38,055	$177,714
Non-Agency RMBS, at fair value	2,950,348	3,330,063
Agency MBS, at fair value	4,354,872	4,167,754
Loans held for investment, at fair value	13,538,052	8,753,653
Receivable for investment sold	11,235	—
Accrued interest receivable	99,421	79,697
Other assets	172,876	166,350
Derivatives, at fair value, net	22,525	9,677
Total assets (1)	$21,187,384	$16,684,908
Liabilities:
Repurchase agreements ($8.2 billion and $7.0 billion, pledged as collateral, respectively)	$6,709,821	$5,600,903
Securitized debt, collateralized by Non-Agency RMBS ($1.6 billion and $1.8 billion pledged as collateral, respectively)	233,113	334,124
Securitized debt at fair value, collateralized by loans held for investment ($13.0 billion and $8.8 billion pledged as collateral, respectively)	9,683,062	6,941,097
Payable for investments purchased	733,142	520,532
Accrued interest payable	64,280	48,670
Dividends payable	95,000	97,005
Accounts payable and other liabilities	21,331	16,694
Derivatives, at fair value	1,204	2,350
Total liabilities (1)	$17,540,953	$13,561,375

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 and 0 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	—
Common stock: par value $0.01 per share; 300,000,000 shares authorized, 187,781,000 and 187,739,634 shares issued and outstanding, respectively	1,878	1,877
Additional paid-in-capital	3,825,832	3,508,779
Accumulated other comprehensive income	813,118	718,106
Cumulative earnings	2,860,244	2,443,184
Cumulative distributions to stockholders	(3,854,829)	(3,548,471)
Total stockholders' equity	$3,646,431	$3,123,533
Total liabilities and stockholders' equity	$21,187,384	$16,684,908
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of September 30, 2017 and December 31, 2016, total assets of consolidated VIEs were $14,846,980 and $10,761,954, respectively, and total liabilities of consolidated VIEs were $9,954,437 and $7,302,905, respectively.

Net Income
(dollars in thousands, except share and per share data)
(unaudited)
	For the Quarters Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net interest income:
Interest income (1)	$296,813	$250,953	$836,801	$673,246
Interest expense (2)	140,358	94,911	388,544	241,120
Net interest income	156,455	156,042	448,257	432,126
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(784)	(993)	(4,245)	(8,555)
Portion of loss recognized in other comprehensive income	(10,684)	(10,581)	(39,431)	(34,652)
Net other-than-temporary credit impairment losses	(11,468)	(11,574)	(43,676)	(43,207)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	9,204	27,628	19,902	(51,382)
Realized gains (losses) on terminations of interest rate swaps	—	—	(16,143)	(60,616)
Net realized gains (losses) on derivatives	(7,841)	(14,268)	(28,680)	(58,934)
Net gains (losses) on derivatives	1,363	13,360	(24,921)	(170,932)
Net unrealized gains (losses) on financial instruments at fair value	19,042	32,999	159,047	80,217
Net realized gains (losses) on sales of investments	1	3,079	9,709	7,035
Gains (losses) on extinguishment of debt	(1)	(45)	(48,016)	(1,811)
Total other gains (losses)	20,405	49,393	95,819	(85,491)
Other income:
Other income	—	—	—	95,000
Total other income	—	—	—	95,000
Other expenses:
Compensation and benefits	7,533	6,911	22,759	19,087
General and administrative expenses	4,537	4,332	13,162	13,073
Servicing fees	10,715	9,788	31,193	23,139
Deal expenses	3,357	—	16,054	13,022
Total other expenses	26,142	21,031	83,168	68,321
Income (loss) before income taxes	139,250	172,830	417,232	330,107
Income taxes	18	13	172	65
Net income (loss)	$139,232	$172,817	$417,060	$330,042

Dividend on preferred stock	9,400	—	24,083	—

Net income (loss) available to common shareholders	$129,832	$172,817	$392,977	$330,042

Net income (loss) per share available to common shareholders:
Basic	$0.69	$0.92	$2.09	$1.76
Diluted	$0.69	$0.92	$2.09	$1.76

Weighted average number of common shares outstanding:
Basic	187,779,794	187,729,765	187,773,715	187,727,667
Diluted	188,192,111	187,919,792	188,176,757	187,917,694

Dividends declared per share of common stock	$0.50	$0.48	$1.50	$1.94

(1) Includes interest income of consolidated VIEs of $241,195 and $195,488 for the quarters ended September 30, 2017 and 2016, respectively and interest income of consolidated VIEs of $668,621 and $488,353 for the nine months ended September 30, 2017 and 2016 respectively.
(2) Includes interest expense of consolidated VIEs of $101,856 and $70,715 for the quarters ended September 30, 2017 and 2016, respectively and interest expense of consolidated VIEs of $290,264 and $168,738 for the nine months ended September 30, 2017 and 2016 respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Comprehensive income (loss):
Net income (loss)	$139,232	$172,817	$417,060	$330,042
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	21,370	(18,364)	59,114	94,059
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	11,468	11,574	43,676	43,207
Reclassification adjustment for net realized losses (gains) included in net income	(1)	(2,680)	(7,778)	(13,354)
Other comprehensive income (loss)	32,837	(9,470)	95,012	123,912
Comprehensive income (loss) before preferred stock dividends	$172,069	$163,347	$512,072	$453,954
Dividends on preferred stock	$9,400	$—	$24,083	$—
Comprehensive income (loss) available to common stock shareholders	$162,669	$163,347	$487,989	$453,954

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$129,832	$105,617	$157,524	$219,454	$172,817
Adjustments:
Net other-than-temporary credit impairment losses	11,468	13,509	18,701	14,780	11,574
Net unrealized (gains) losses on derivatives	(9,204)	(5,802)	(4,896)	(101,475)	(27,628)
Net unrealized (gains) losses on financial instruments at fair value	(19,042)	(67,762)	(72,243)	20,664	(32,999)
Net realized (gains) losses on sales of investments	(1)	(4,541)	(5,167)	(11,121)	(3,079)
(Gains) losses on extinguishment of debt	1	48,014	—	(1,334)	45
Realized (gains) losses on terminations of interest rate swaps	—	16,143	—	—	—
Net realized (gains) losses on Futures (1)	3,267	6,914	2,084	(19,628)	7,823
Core Earnings	$116,321	$112,092	$96,003	$121,340	$128,553

GAAP net income per basic common share	$0.69	$0.56	$0.84	$1.17	$0.92
Core earnings per basic common share(2)	$0.62	$0.60	$0.51	$0.65	$0.68

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at September 30, 2017 and December 31, 2016.

	September 30, 2017
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,821,535	$54.54	$81.68	4.4%	16.7%
Senior, interest-only	4,948,265	5.42	4.30	1.4%	7.8%
Subordinated	531,526	66.62	79.30	4.1%	9.2%
Subordinated, interest-only	256,286	5.06	4.52	1.0%	8.4%
Agency MBS
Residential pass-through	2,316,838	105.54	104.80	3.8%	2.9%
Commercial pass-through	1,774,802	102.26	102.09	3.6%	3.2%
Interest-only	3,176,110	3.82	3.61	0.7%	3.5%

	December 31, 2016
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$3,190,947	$55.76	$78.69	4.3%	15.5%
Senior, interest-only	5,648,339	5.18	4.49	1.5%	11.7%
Subordinated	673,259	70.83	82.21	3.8%	9.2%
Subordinated, interest-only	266,927	5.20	4.50	1.1%	13.5%
Agency MBS
Residential pass-through	2,594,570	105.78	104.29	3.9%	3.0%
Commercial pass-through	1,331,543	102.64	98.91	3.6%	2.9%
Interest-only	3,356,491	4.53	4.31	0.8%	3.5%

(1) Bond Equivalent Yield at period end.

At September 30, 2017 and December 31, 2016, the repurchase agreements collateralized by MBS had the following remaining maturities.

	September 30, 2017	December 31, 2016
	(dollars in thousands)
Overnight	$—	$—
1 to 29 days	3,777,160	2,947,604
30 to 59 days	1,591,370	958,956
60 to 89 days	330,186	407,625
90 to 119 days	28,798	559,533
Greater than or equal to 120 days	982,307	727,185
Total	$6,709,821	$5,600,903

The following table summarizes certain characteristics of our portfolio at September 30, 2017 and December 31, 2016.

	For the Quarter Ended	For the Year Ended
	September 30, 2017	December 31, 2016
Interest earning assets at period-end (1)	$20,843,272	$16,251,470
Interest bearing liabilities at period-end	$16,625,996	$12,876,124
GAAP Leverage at period-end	4.6:1	4.1:1
GAAP Leverage at period-end (recourse)	1.8:1	1.8:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	6.2%	9.0%
Senior	2.9%	3.9%
Senior, interest only	1.4%	1.9%
Subordinated	1.8%	3.1%
Subordinated, interest only	0.1%	0.1%
RMBS transferred to consolidated VIEs	4.9%	7.6%
Agency MBS	22.2%	27.7%
Residential	12.4%	17.8%
Commercial	9.2%	8.9%
Interest-only	0.6%	1.0%
Loans held for investment	66.7%	55.7%
Fixed-rate percentage of portfolio	92.0%	88.4%
Adjustable-rate percentage of portfolio	8.0%	11.6%
Annualized yield on average interest earning assets for the periods ended	6.3%	6.4%
Annualized cost of funds on average borrowed funds for the periods ended (2)	3.6%	3.0%
(1) Excludes cash and cash equivalents.
(2) Includes the effect of realized losses on interest rate swaps.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Losses on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended September 30, 2017	$296,813	$140,358	$3,489	$143,847	$156,455	$(3,489)	$(167)	$152,799
For the Quarter Ended June 30, 2017	$288,644	$137,955	$3,486	$141,441	$150,689	$(3,486)	$(350)	$146,853
For the Quarter Ended March 31, 2017	$251,344	$110,231	$4,106	$114,337	$141,113	$(4,106)	$(519)	$136,488
For the Quarter Ended December 31, 2016	$260,823	$106,737	$4,151	$110,888	$154,086	$(4,151)	$40	$149,975
For the Quarter Ended September 30, 2016	$250,953	$94,911	$4,595	$99,506	$156,042	$(4,595)	$(105)	$151,342

(1) Primarily interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarters Ended
	September 30, 2017			September 30, 2016
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$3,733,640	$24,236	2.6%	$3,735,142	$29,482	3.2%
Non-Agency RMBS	1,258,634	28,590	9.1%	1,404,995	25,879	7.4%
Non-Agency RMBS transferred to consolidated VIEs	1,000,912	56,388	22.5%	1,267,633	61,272	19.3%
Residential mortgage loans held for investment	12,959,595	187,432	5.8%	8,974,781	134,215	6.0%
Total	$18,952,781	$296,646	6.3%	$15,382,551	$250,848	6.5%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency MBS (2)	$3,114,689	$14,211	1.8%	$3,407,242	$11,606	1.4%
Non-Agency RMBS	706,941	5,257	3.0%	831,412	5,700	2.7%
Re-Remic repurchase agreements	443,029	3,679	3.3%	660,303	4,901	3.0%
RMBS from loan securitizations	2,285,232	18,843	3.3%	970,425	6,584	2.7%
Securitized debt, collateralized by Non-Agency RMBS	248,989	4,416	7.1%	402,657	5,182	5.1%
Securitized debt, collateralized by loans	9,399,125	97,441	4.1%	7,313,626	65,533	3.6%
Total	$16,198,005	$143,847	3.6%	$13,585,665	$99,506	2.9%

Economic net interest income/net interest rate spread		$152,799	2.7%		$151,342	3.6%

Net interest-earning assets/net interest margin	$2,754,776		3.2%	$1,796,886		3.9%

Ratio of interest-earning assets to interest bearing liabilities	1.17			1.13

(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

The table below shows our Net Income, Economic Net Interest Income and Core Earnings, each as a percentage of average equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of Company’s beginning and ending equity balance for the period reported. Economic Net Interest Income is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Core Earnings is a non-GAAP measures as defined in previous section.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Equity
	(Ratios have been annualized)
For the Quarter Ended September 30, 2017	15.42%	16.92%	12.88%
For the Quarter Ended June 30, 2017	12.98%	16.57%	12.65%
For the Quarter Ended March 31, 2017	19.63%	16.46%	11.57%
For the Quarter Ended December 31, 2016	28.82%	19.48%	15.76%
For the Quarter Ended September 30, 2016	23.04%	20.18%	17.14%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands)
Balance, beginning of period	$627,724	$648,659	$683,648	$733,060	$769,764
Accretion of discount	(43,502)	(42,625)	(43,715)	(44,427)	(44,455)
Purchases	1,723	(108)	(3,642)	(33,987)	8,959
Sales and deconsolidation	5,792	212	(7,303)	(2,138)	(14,386)
Transfers from/(to) credit reserve, net	31,245	21,586	19,671	31,140	13,178
Balance, end of period	$622,982	$627,724	$648,659	$683,648	$733,060

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.